    This document contains 6 pages. The exhibit index is located on page 4. As filed with the Securities and Exchange Commission on August 22, 2000

                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

              MASSACHUSETTS                             04-1360950
       (State or other jurisdiction        (I.R.S. employer identification no.)
    of incorporation or organization)

          7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886-0033
                    (Address of principal executive offices)

                  1997 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                                   ----------

         ROBERT M. DUTKOWSKY                             Copy to:
             GENRAD, INC.                       CONSTANTINE ALEXANDER, ESQ.
       7 TECHNOLOGY PARK DRIVE                 NUTTER, MCCLENNEN & FISH, LLP
       WESTFORD, MA 01886-0033                    ONE INTERNATIONAL PLACE
            (978) 589-7000                   BOSTON, MASSACHUSETTS 02110-2699
     (Name, address and telephone                     (617) 439-2000
     number of agent for service)


                                   ----------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of each class of securities       Amount being        Proposed maximum           Proposed maximum            Amount of
         to be registered               registered (1)   offering price per share   aggregate offering price   registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value per share             1,250,000 Shares          $13.81(2)                $17,262,723.94(2)        $4,557.36(2)
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 1,250,000 shares of Common Stock which may be issued under the Registrant's 1997 Non-Qualified Employee Stock Option Plan ( the "Plan"). In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the weighted average of (i) 367,250 shares underlying options granted under the Plan having a per share exercise price of $18.813, (ii) 2,500 shares underlying options granted under the Plan having a per share exercise price of $20.438, (iii) 9,000 shares underlying options granted under the Plan having a per share exercise price of $17.25,
     (iv) 40,000 shares underlying options granted under the Plan having a per share exercise price of $20.75, (v) 3,000 shares underlying options granted under the Plan having a per share exercise price of $19.75, (vi) 10,000 shares underlying options granted under the Plan having a per share exercise price of $18.3125, (vii) 8,500 shares underlying options granted under the Plan having a per share exercise price of $17.00, (viii) 30,000 shares underlying options granted under the Plan having a per share exercise price of $17.9375, (ix) 12,500 shares underlying options granted under the Plan having a per share exercise price of $14.50, (x) 20,000 shares underlying options granted under the Plan having a per share exercise price of $12.25, (xi) 10,000 shares underlying options granted under the Plan having a per share exercise price of $10.50, (xii) 60,000 shares underlying options granted under the Plan having a per share exercise price of $11.9375, (xiii) 50,000 shares underlying options granted under the Plan having a per share exercise price of $12.3125, (xiv) 88,000 shares underlying options granted under the Plan having a per share exercise price of $15.9375, (xv) 7,500 shares underlying options granted under the Plan having a per share exercise price of $14.0625, (xvi) 5,000 shares underlying options granted under the Plan having a per share exercise price of $16.25, (xvii) 27,500 shares underlying options granted under the Plan having a per share exercise price of $17.00, (xviii) 5,000 shares underlying options granted under the Plan having a per share exercise price of $17.8125, (xvix) 20,500 shares underlying options granted under the Plan having a per share exercise price of $15.625, (xx) 60,000 shares underlying options granted under the Plan having a per share exercise price of $10.00, (xxi)10,000 shares underlying options granted under the Plan having a per share exercise price of $7.625, (xxii)10,000 shares underlying options granted under the Plan having a per share exercise price of $7.6875, (xxiii) 393,750 shares underlying options to be granted under the Plan at an assumed per share exercise price of $8.4063 representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on August 18, 2000.
--------------------------------------------------------------------------------

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 333-43445, 333-69045 and 333-38168), relating to the Registrant's 1997 Non-Qualified Employee Stock Option Plan, are incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     See the Exhibit Index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Massachusetts, on the 22nd day of August 2000.

                        GenRad, Inc.

                        By:    /s/ WALTER A. SHEPHARD
                              -----------------------------------
                              Walter A. Shephard
                              Vice President, Chief Financial Officer and Clerk

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert M. Dutkowsky and Walter A. Shephard, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             SIGNATURES                                   TITLE                                  DATE
                                          President, Chief Executive Officer               August 22, 2000
   /s/ ROBERT M. DUTKOWSKY                           and Director
--------------------------------
Robert M. Dutkowsky

                                           Vice President, Chief Financial                 August 22, 2000
 /s/ WALTER A. SHEPHARD                     Officer, Principal Accounting
--------------------------------                  Officer and Clerk
Walter A. Shephard

                                                       Director                            August 22, 2000
   /s/ WILLIAM S. ANTLE,III
--------------------------------
William S. Antle, III

                                                       Director                            August 22, 2000
   /s/ RUSSELL A. GULLOTTI
--------------------------------
Russell A. Gullotti

                                                       Director                            August 22, 2000
 /s/ LOWELL B. HAWKINSON
--------------------------------
Lowell B. Hawkinson

                                                       Director                            August 22, 2000
 /s/ WILLIAM G. SHEERER
--------------------------------
William G. Sheerer

                                                       Director                            August 22, 2000
  /s/ ADRIANNA STADECKER
--------------------------------
Adriana Stadecker

                                                       Director                            August 22, 2000
        /s/ ED ZSCHAU
--------------------------------
Ed Zschau

                                  EXHIBIT INDEX

Exhibit No.                Title
-----------                -----

Exhibit 5                  Opinion of Nutter, McClennen & Fish, LLP


Exhibit 23.1               Consent of Nutter, McClennen & Fish, LLP
                           (contained in Exhibit 5)


Exhibit 23.2               Consent of PricewaterhouseCoopers LLP